Luxfer Holdings PLC Lumns Lane Manchester M27 8LN United Kingdom Mailing Address: 8989 North Port Washington Road Suite 211 Milwaukee, WI 53217 United States Telephone: +1 (414) 269-2419 Email: investor.relations@luxfer.com www.luxfer.com Registration No. 03690830 NYSE: LXFR May 6, 2022 Dear Andy, The purpose of this Letter Agreement (“Letter”) is to set forth the terms to be included in a definitive employment agreement (the “New Employment Contract”) with respect to your position as Chief Executive Officer of Luxfer Holdings PLC (the “Company”). It is expected that you (the “Executive”) and the Company will enter into a new employment contract, which will reflect the terms set forth in this Letter and your Offer Letter dated May 6, 2022 (the “Offer Letter”) and be updated consistent with industry practices for the employment of executives with a U.S. domestic issuer. In an effort to expedite and streamline the process, the parties are first entering into this binding Letter to memorialize their agreement on principal terms concerning change of control and the termination of employment provisions to be embodied in such New Employment Contract. Although this Letter and your Offer Letter outline certain terms and conditions related to your new role, the detailed terms and conditions of your employment will continue to be governed by your Contract of Employment dated December 9, 2013 (the “Existing Employment Contract”) until the New Employment Contract is finalized and supersedes the Existing Employment Contract. Except as set forth herein, this Letter does not modify or otherwise operate as a waiver of any term contained in your Existing Employment Contract, and your Existing Employment Contract shall continue in full force and effect until it is superseded by the New Employment Contract. The aforementioned terms related to termination and change of control are as follows: 1. Notice Period. Executive may terminate his employment with the Company at any time by giving at least twelve (12) months’ prior written notice to the Company (“Notice Period”). 2. Executive’s Termination of Employment. The following shall apply in the event of Executive’s voluntary resignation without Good Reason (as defined in the Existing and/or New Employment Contract, as applicable) or his retirement: (i) Base Salary and Benefits. During the Notice Period, the Executive shall continue to receive the following: (i) the Executive’s earned base salary, paid in accordance with the Company’s customary payroll practices and subject to applicable withholding and payroll taxes; and (ii) all payments, benefits, and fringe benefits that the Executive has earned and is entitled to under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program. (ii) Short-Term Incentive Compensation (Cash Bonus). Executive shall continue to earn short- term incentive compensation (the “Cash Bonus”) during the Notice Period in accordance with the Company’s Executive Incentive Compensation Plan then in effect. If the actual/earned Cash Bonus has not been determined as of the effective date of termination, then the Cash Bonus shall be paid at the Target level and pro-rated to reflect the Executive’s actual dates of service, including the Notice Period, during said fiscal year. The foregoing payment shall be subject to applicable withholding and payroll taxes.

2 (iii) Long-Term Incentive Compensation (Equity Awards). During the Notice Period, any of Executive’s outstanding, unvested equity awards will continue to vest in accordance with the applicable vesting schedule. Any time-based and earned and outstanding performance-based equity awards that (i) remain unvested as of the effective date of termination and (ii) are due to vest during the twelve (12) month period following the effective date of termination will immediately vest. The foregoing vesting of equity awards shall be subject to applicable withholding and payroll taxes. 3. Company’s Termination of Executive’s Employment. In the event the Company terminates the Executive’s employment for reasons other than Cause (as defined in the Existing and/or New Employment Contract, as applicable), death, or disability, and subject to the Executive’s timely execution and delivery of the Company’s general release of claims agreement and the Executive’s continued compliance with any restrictive covenant obligations owed to the Company, the Executive shall be eligible to receive the following: (i) a severance payment equal to twelve (12) months’ base salary at the annualized rate in effect on the effective date of termination; (ii) a severance payment equal to the Executive’s actual/earned Cash Bonus for the fiscal year in which the Executive’s employment terminates, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual/earned Cash Bonus has not been determined as of the effective date of termination, then the Cash Bonus shall be paid at the Target level and pro-rated to reflect the Executive’s actual dates of service during said fiscal year; (iii) in lieu of the Notice Period, a severance payment representing the Executive’s Cash Bonus, which will be at Target level for the 12-month Notice Period; (iv) immediate vesting of all outstanding, unvested time-based equity awards; and (v) immediate vesting of any earned and outstanding, unvested performance-based equity awards that are scheduled to vest within the twelve (12) month period following the effective date of termination. The foregoing payments and vesting of equity awards shall be subject to applicable withholding and payroll taxes. 4. Change of Control. (i) If the Executive’s employment by the Company is terminated in connection with a Change of Control (as defined in the New Employment Contract) and (i) the Executive receives an offer of employment with any company concerned with such Change of Control (each a “Successor”) and (ii) the offer is for employment of a similar nature and on terms generally no less favorable than those set forth in the Existing or New Employment Contract, as applicable (“Equivalent Position”), the Executive shall have no claim for compensation against the Company with respect to termination of employment. (ii) If the Executive’s employment by the Company is terminated in connection with a Change of Control (other than for Cause) and the Executive does not receive an offer of employment for an Equivalent Position with a Successor, then the Executive shall be eligible to receive (i) a redundancy payment equal to two times the Executive’s base salary at the annualized rate in effect on the effective date of termination; (ii) a severance payment equal to the Executive’s actual/earned Cash Bonus, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual/earned bonus Cash Bonus has not been determined as of the effective date of termination, then the Cash Bonus shall be paid at the Target level for the year in which the Executive’s employment terminates; (iii) immediate vesting of all outstanding, unvested time-based equity awards, which may be settled in cash or shares in accordance with the rules of the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “LTIP”), and any restrictions thereon shall immediately lapse; and (iv) immediate vesting of any performance-based equity awards, which may be settled in cash or

3 shares and which amount shall be calculated in accordance with the rules of the LTIP.1 The foregoing payments and vesting of equity awards shall be subject to applicable withholding and payroll taxes. This Letter and any claims arising out of or relating hereto shall be interpreted, construed, and governed by and in accordance with the laws of the England and Wales, without regard to the conflicts of law provisions thereof. Please sign and date this Letter and return a signed copy. Kind Regards, Patrick Mullen Board Chair ACKNOWLEDGED AND ACCEPTED: By signing below, I acknowledge receipt of this Letter and accept the terms set forth herein. 1 The LTIP states that, upon a Change of Control, performance-based awards will immediately vest, become exercisable, and/or be settled in cash or shares in an amount equal to “(x) the number of Shares underlying such Award or cash amount under an Award that would have been vested in or delivered to the Participant, as applicable, for the full Performance Period, as determined by the Committee in its sole discretion, taking into account actual performance results as of the date of a Change in Control multiplied by (y) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such Performance Period, rounded down to the nearest whole number of Shares.” See section 19(a)(ii) of the LTIP.